Exhibit 4.3

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of the 13th day of December, 2010, among (i) Hanger Orthopedic Group, Inc., a Delaware corporation (the “Company”), (ii) ACP Medical Supply Corporation, a California corporation (“ACP Medical”), Accelerated Care Plus Corp., a Delaware corporation (“ACP”), and Liberty Health Services, LLC, a Delaware limited liability company (“Liberty” and, together with ACP Medical and ACP, the “Guaranteeing Subsidiaries”, and each individually, a “Guaranteeing Subsidiary”), (iii) Wilmington Trust Company, as Trustee (the “Trustee”), and (iv) Hanger Prosthetics & Orthotics, Inc., a Delaware corporation, Hanger Prosthetics & Orthotics East, Inc., a Delaware corporation, Innovative Neurotronics, Inc., a Delaware corporation, Eugene Teufel & Son Orthotics & Prosthetics, Inc., a Pennsylvania corporation, OPNET, Inc., a Nevada corporation, Southern Prosthetic Supply, Inc., a Georgia corporation, ABi Orthotic/Prosthetic Laboratories, Ltd., an Ohio limited liability company, The Brace Shop Prosthetic Orthotic Centers, Inc., an Ohio corporation, Hanger Prosthetics & Orthotics West, Inc., a California corporation, Inline Orthotic and Prosthetic Systems, a California corporation, Creative Orthotics & Prosthetics, Inc., a New York corporation, Nebraska Orthotic & Prosthetic Services, Inc., a Nebraska corporation, Orthopedic Rehabilitation Products, Ltd., a Colorado corporation, Colorado Professional Medical, Inc., a Colorado corporation, Linkia, LLC, a Maryland limited liability company, Dosteon Solutions, LLC, a Maryland limited liability company, Hattingh Holdings, Inc., a Washington corporation, Elite Care, Incorporated, an Arizona corporation, Advanced Prosthetics of America, Inc., a Florida corporation, DDOPP Holding LLC, a Texas limited liability company, DiBello’s Dynamic Orthotics and Prosthetics Partnership, Ltd., a Texas limited partnership, and Wasatch Orthotics & Pedorthics, LLC, a Utah limited liability company (all of the entities identified in this subparagraph (iv), the “Reaffirming Parties” and individually, a “Reaffirming Party”), under the Indenture referred to below.

W  I  T  N  E  S  S  E  T  H

WHEREAS, the Company, the Reaffirming Parties and Speed Acquisition Vehicle, Inc., a Delaware corporation (“Speed”), have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 2, 2010, providing for the issuance of an aggregate principal amount of up to $200,000,000 of 7 1/8% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, on the date hereof Speed merged with and into ACP.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary, the Company, each Reaffirming Party and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Agreement to Guarantee.  Effective as of December 1, 2010, ACP and ACP Medical, and effective as of December 7, 2010, Liberty, hereby agrees, jointly and severally with all existing Subsidiary Guarantors, to unconditionally guarantee the Company’s Obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.             Execution and Delivery.  Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

4.             No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, member, partner, stockholder or agent of each Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

5.             Ratification of Indenture and Notation of Guarantee; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture and the Notation of Guarantee, dated as of November 2, 2010, among the Company, the Reaffirming Parties and Speed, are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.             New York Law to Govern.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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7.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

9.             The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the Reaffirming Parties and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

COMPANY:

Hanger Orthopedic Group, Inc.

By:	/s/ Thomas F. Kirk
	Name:	Thomas F. Kirk
	Title:	President and Chief Executive Officer

GUARANTEEING SUBSIDIARIES:

ACP Medical Supply Corporation

By:	/s/ Z. Larry Hodin
	Name:	Z. Larry Hodin
	Title:	President

Accelerated Care Plus Corp.

By:	/s/ John B. Beach
	Name:	John B. Beach
	Title:	President

Liberty Health Services, LLC

By:	/s/ Richmond L. Taylor
	Name:	Richmond L. Taylor
	Title:	President

Supplemental Indenture

(Hanger Orthopedic Group, Inc.)

REAFFIRMING PARTIES:

ABi Orthotic/Prosthetic Laboratories, Ltd.
Advanced Prosthetics of America, Inc.
Colorado Professional Medical, Inc.
Creative Orthotics & Prosthetics, Inc.
DDOPP Holding LLC
DiBello’s Dynamic Orthotics and Prosthetics Partnership, Ltd.
Elite Care, Incorporated
Eugene Teufel & Son Orthotics & Prosthetics, Inc.
Hanger Prosthetics & Orthotics, Inc.
Hanger Prosthetics & Orthotics East, Inc.
Hanger Prosthetics & Orthotics West, Inc.
Hattingh Holdings, Inc.
Inline Orthotic and Prosthetic Systems
Nebraska Orthotic & Prosthetic Services, Inc.
Orthopedic Rehabilitation Products, Ltd.
The Brace Shop Prosthetic Orthotic Centers, Inc.
Wasatch Orthotics & Pedorthics, LLC

By:	/s/ Richmond L. Taylor
	Name:	Richmond L. Taylor
	Title:	President

OPNET, Inc.
Innovative Neurotronics, Inc.
Dosteon Solutions, LLC

By:	/s/ Thomas F. Kirk
	Name:	Thomas F. Kirk
	Title:	President

Southern Prosthetic Supply, Inc.

By:	/s/ Ronald N. May
	Name:	Ronald N. May
	Title:	President

Supplemental Indenture

(Hanger Orthopedic Group, Inc.)

Linkia, LLC

By:	/s/ Rebecca Hast
	Name:	Rebecca Hast
	Title:	President

Supplemental Indenture

(Hanger Orthopedic Group, Inc.)

TRUSTEE:

Wilmington Trust Company, as Trustee

By:	/s/ Geoffrey J. Lewis
	Name:	Geoffrey J. Lewis
	Title:	Assistant Vice President

Supplemental Indenture

(Hanger Orthopedic Group, Inc.)